                                                                  EXHIBIT (d)(3)



                           AMENDMENT TO STANDSTILL AND
        RESTRICTIONS ON TRANSFER AGREEMENT BETWEEN AND AMONG PROGRESSIVE
                    ASSET MANAGEMENT, PARADOX HOLDINGS INC.,
                            AND FINANCIAL WEST GROUP

         This Agreement is made and entered into on November 1, 2001, by and among Progressive Asset Management ("PAM"), Paradox Holdings, Inc. ("Paradox"), and Financial West Group, ("FWG"), each a California Corporation, with reference to the following facts:

                                    RECITALS

WHEREAS the parties entered into a "Purchase Agreement" dated March 5, 1999, (hereinafter the "Purchase Agreement");

WHEREAS under the Purchase Agreement, Paradox acquired 25,000 shares of stock of PAM, designated Series B Convertible Preferred Stock ("Series B Stock");

WHEREAS the parties contemporaneously entered into an agreement titled "Standstill and Restrictions on Transfer Agreement Between and among Progressive Asset Management, Paradox Inc., and Financial West Group" (the "Standstill Agreement") to ensure the percentage ownership of Paradox in PAM remains constant until at least January 1, 2002;

WHEREAS the Agreement requires that it may be modified only in writing; and

WHEREAS the parties to the Standstill Agreement believe it is in the best interest of all the parties that the Standstill Agreement be extended until January 1, 2003, to ensure the parties remain focused on developing the business of PAM and its relationship with FWG;

                                    AGREEMENT

NOW, THEREFORE, In consideration of the promises and mutual covenants contained herein,

1. The Parties agree that the Standstill Agreement shall be amended to extend it from January 1, 2002, to January 1, 2003, the termination date of the Standstill Agreement as set forth in paragraph 1 of the Standstill Agreement.

2. The Parties agree that all other provisions of the Standstill Agreement remain in force and effect against all the parties.


                                       Progressive Asset Management, Inc.

                                             /s/
                                       -----------------------------------------
                                       by Eric Leenson, Chief Executive Officer


                                       Paradox Holdings, Inc.

                                             /s/
                                       -----------------------------------------
                                       by Gene C. Valentine, Chief Executive
                                          Officer


                                       Financial West Group

                                             /s/
                                       -----------------------------------------
                                       by Gene C. Valentine, Chief Executive
                                          Officer



                                        2